Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Xperi Inc. of our report dated May 11, 2022 relating to the financial statements, which appears in Amendment No. 3 to the Registration Statement on Form 10 of Xperi Inc.

/s/ PricewaterhouseCoopers LLP

San Jose, California
October 3, 2022